Exhibit 14 under Form N-14



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference of our reports dated January 10, 2002 with respect to the financial statements and financial highlights of the Federated Asia Pacific Growth Fund and Federated International Growth Fund, two portfolios of Federated World Investment Series, Inc., included in their respective November 30, 2001 Annual Reports to Shareholders, in this Registration Statement of Federated World Investment Series Inc. on Form N-14.


                                                             /s/ Ernst & Young
                                     [GRAPHIC OMITTED][GRAPHIC OMITTED]

Boston, Massachusetts
July 18, 2002